Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

(as amended)
OF
SG BLOCKS, INC.

(a Delaware Corporation)

SG Blocks, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That ARTICLE FIRST shall be deleted in its entirety and replaced by the following:

The name of the corporation is: Safe & Green Holdings Corp.

SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall become effective on December 16, 2022.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Paul M. Galvin, its President and Chief Executive Officer, this 16th day of December, 2022.

SG BLOCKS, INC.

By:	/s/ Paul M. Galvin
Paul M. Galvin
Chairman, Chief Executive Officer and Chief Operating Officer